Exhibit (h)(1)
AGENCY SERVICES AGREEMENT
          THIS AGENCY SERVICES AGREEMENT made as of the 26th day of February, 2008 by and between NETS TRUST, a Maryland business trust and registered investment company under the Investment Company Act of 1940, as amended, with offices at 300 East Lombard St., Baltimore, MD 21202 (the “Trust”) and JPMORGAN CHASE BANK, N.A. a national banking association with a place of business at 3 Chase MetroTech Center, Brooklyn, New York 11245 (“Bank”).
PREMISE
     Bank, in its capacity as custodian of the Trust has been engaged to provide U.S. domestic custody services to the Trust and its various portfolios pursuant to the terms of a Global Custody Agreement dated as February 26, 2008 (the “Custody Agreement”). The Trust intends to issue in respect of its portfolios listed on Exhibit A hereto (each an “ETF Series”) an exchange-traded class of shares known as “NETS Shares” for each Fund (each a “ETF Series”). The NETS Shares shall be issued in bundles called “Creation Units” (hereinafter defined). The Trust, on behalf of the ETF Series, shall issue and redeem NETS Shares of each ETF Series only in Creation Units principally in kind for portfolio securities of the particular ETF Series (“Deposit Securities”) or cash, as more fully described in the current prospectus and statement of additional information of the Trust, included in its registration statement on Form N-1A, No. 333-147077; 811-22140; and as authorized under the Order of Exemption dated March 17, 2008 of the Securities and Exchange Commission. Only brokers or dealers that are “Authorized Participants” (hereinafter defined) and that have entered into an Authorized Participant Agreement substantially in the form of Exhibit B hereto with the Distributor (hereinafter defined), acting on behalf of the Trust, shall be authorized to purchase and redeem NETS Shares in Creation Units from the Trust. The Trust wishes to engage Bank to perform certain services on behalf of the Trust with respect to the purchase and redemption of NETS Shares, as the Trust’s agent, namely: to provide transfer agent services for NETS Shares of each ETF Series; to act as Index Receipt Agent (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants; and to provide custody services under the terms of the Custody Agreement, as supplemented hereby, for the settlement of purchases of Creation Units against Deposit Securities or cash that shall be delivered by Authorized Participants in exchange for NETS Shares and the redemption of NETS Shares in Creation Unit size against the delivery of Redemption Securities (hereinafter defined) or cash of each ETF Series.
          NOW THEREFORE, in consideration of the premise and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Trust and Bank agree as follows:

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     1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:
     Agreement: means this Agency Services Agreement.
     Authorized Participant: a broker or dealer that is a DTC participant and that has executed an Authorized Participant Agreement with the Distributor for the purchase and redemption of Creation Units.
     Authorized Participant Agreement: the agreement, substantially in the form of Exhibit B hereto, between the Distributor, on behalf of the Trust, and a broker or dealer that is a DTC participant governing the purchase and redemption of Creation Units.
     Authorized Person: means any person who has been designated by written notice from the Trust (or by any agent designated by the Trust, including, without limitation, an investment manager), to act on behalf of the Trust hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.
     Bank: as the context requires means JPMorgan Chase Bank, N.A. in its capacity as Transfer Agent, Index Receipt Agent or Custodian for the Trust.
     Balancing Amount: means an amount of cash equal to the difference between the net asset value of a Creation Unit and the market value of the Deposit Securities (in the case of a purchase) or the market value of the Redemption Securities (in the case of a redemption). For purchases of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable to the ETF Series by the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable by the ETF Series to the Authorized Participant. For redemptions of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable by the ETF Series to the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable to the ETF Series by the Authorized Participant.
     Cash Component: means an amount of cash consisting of the Balancing Amount and a Transaction Fee.
     Clearing Process: means CNS, the NSCC clearing and settlement process for the purchase and redemption of Creation Units for securities in kind.
     CNS: means the Continuous Net Settlement System of NSCC.
     Creation Unit: means a large block of a specified number of NETS Shares, as specified in the ETF Series’ prospectus. NETS Shares can only be created or redeemed in Creation Units or multiples thereof.

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     Creation Deposit: means the consideration for the purchase of a Creation Unit consisting of Deposit Securities and the Balancing Amount.
     Custody Agreement: means the custody agreement entitled “Domestic Custody Agreement” between the Trust and Bank and dated February 26, 2008 as it may be amended.
     Custodian: means Bank acting in the capacity as securities custodian for the Trust.
     Deposit Securities: means the designated basket of securities that must be tendered to a ETF Series by an Authorized Participant to purchase one or more Creation Units of that Funds’ NETS ETF Shares of that ETF Series, except as otherwise agreed by the Trust and an Authorized Participant with respect to a customized basket of securities approved by the NSCC if applicable.
     Distributor: means the party identified as distributor in the Trust prospectus, that signs the Authorized Participant Agreement on behalf of the Trust.
     DTC: means The Depository Trust Company, a limited purpose trust company organized under the law of the State of New York.
     DTC Participant: means a “participant” as such term is defined in the rules of DTC.
     DTC Participant Account: means an “account” as such term is defined in the rules of DTC.
     ETF Series: means the series of the Trust that are listed on Exhibit A hereto, as amended from time to time.
     Global ETF Series: means each ETF Series tracking an index made up of foreign ordinaries that issues and redeems Creation Units against the delivery of cash or against delivery of a Creation basket. Global ETF Series will not use the NSCC Clearing Process to effectuate their settlements.
     Index Receipt Agent: means Bank acting in the capacity as “index receipt agent,” as such term is defined in the rules of NSCC, for the Trust.
     Instructions: means instructions which: (i) contain all necessary information required by Bank to enable Bank to carry out the Instructions; (ii) are received by Bank in writing or via Bank’s electronic instruction system, SWIFT, telephone, tested telex, facsimile or such other methods as are for the time being agreed by the Trust (or an Authorized Person) and Bank; and (iii) Bank reasonably believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify .

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     Liabilities: means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).
     NETS Shares: means the shares of each ETF Series.
     NSCC: National Securities Clearing Corporation, a clearing agency that is registered with the SEC.
     Outside the Clearing Process: means processing purchase and redemption orders concerning Creation Units and Deposit Securities and Redemption Securities for settlement exclusively through DTC or, when the settlement is not DTC eligible, as a window delivery to the offices of the Custodian or its sub-custodians.
     Redemption Securities: means the designated basket of securities provided by the Trust to an Authorized Participant redeeming a Creation Unit. On any given day, the Redemption Securities may or may not be identical to the Deposit Securities.
     SEC: means the Securities and Exchange Commission
     Shareholder: means DTC or its nominee. A single global certificate for each ETF Series will be issued in the name of DTC or its nominee. DTC or its nominee shall be the sole registered holder of NETS Shares of each ETF Series.
     Transaction Fee: means a transaction fee imposed by the Trust and payable by the Authorized Participant in connection with the issuance or redemption of Creation Units.
     Transfer Agent: means Bank acting in the capacity as transfer agent for the NETS Shares of each ETF Series of the Trust.
     Trust: means NETS Trust, a Maryland business trust and registered investment company under the Investment Company Act of 1940, as amended.
     2. APPOINTMENT. The Trust hereby appoints Bank to provide services for the Trust, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), on the terms set forth in this Agreement. Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.
     3. REPRESENTATIONS AND WARRANTIES.
          (a) Bank represents and warrants to the Trust that:

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               (i) Bank is a national bank duly organized and existing as a banking association under the laws of the United States;
               (ii) Bank is duly qualified to carry on its business in the State of New York;
               (iii) Bank is empowered under applicable laws and by its charter and by-laws to enter into and perform the services described in this Agreement;
               (iv) all requisite corporate action has been taken to authorize Bank to enter into and perform this Agreement;
               (v) Bank has, and shall continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;
               (vi) no legal or administrative proceedings have been instituted or threatened against Bank which would impair Bank’s ability to perform its duties and obligations under this Agreement;
               (vii) Bank’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Bank or any law or regulation applicable to Bank;
               (viii) Bank has established pursuant to the Bank Secrecy Act and other U.S. laws and regulations applicable to it, Anti-Money Laundering (AML) compliance programs, including but not limited to: (1) the development of internal policies, procedures, and controls; (2) the designation of a compliance officer; (3) the implementation of ongoing employee training programs; and (4) the creation of an independent audit function to test such programs;
               (ix) Bank has a customer identification program (CIP) consistent with the rules under section 326 of the USA Patriot Act with respect to the services performed by it under this Agreement;
               (x) To the extent that Bank is required to effect currency transactions related to the services under this Agency Services Agreement, Bank, in respect of those transactions, will file all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports;
               (xi) Bank: (i) has in place policies and procedures reasonably designed to ensure compliance with the transfer agent rules of the Securities Exchange Act of 1934, as amended; (ii) will upon reasonable request provide certifications, reports of any material violations of, and any material changes to

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such policies and procedures to the Trust’s Chief Compliance Officer, and (iii) will maintain appropriate records in accordance with said transfer agent rules and any other applicable laws;
               (xii) Bank will comply with the Trust’s portfolio holdings disclosure policy; and
               (xiii) Bank is not affiliated with any listing exchange or underlying index provider for any ETF Series.
Bank further agrees that upon the Trust’s request, but no more frequently than annually, it will provide the Trust’s Chief Compliance Officer with an assurance letter regarding compliance with Bank’s AML programs.
          (b) The Trust represents and warrants to Bank that:
                (i) the Trust is duly organized and existing and in good standing under the laws of the State of Maryland;
        (ii) the Trust is empowered under applicable laws and by its Agreement and Declaration of Trust and by-laws to enter into and perform this Agreement;
        (iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;
        (iv) the Trust is an open-end management investment company properly registered under the Investment Company Act of 1940, as amended (“1940 Act”);
        (v) a registration statement under the Securities Act of 1933, as amended (“1933 Act”) and the 1940 Act on Form N-1A has been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;
        (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Trust’s registration statement;
        (vii) the Trust’s registration statement complies in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Trust’s prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

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         (viii) the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.
     4. DELIVERY OF DOCUMENTS.
     The Trust shall promptly furnish to Bank such copies, properly certified or authenticated, of contracts, documents and other related information that Bank may reasonably request or require to properly discharge its duties. Such documents may include but are not limited to the following:
        (i) Resolutions of the Board of Trustees of the Trust authorizing the appointment of Bank to provide certain services to the Trust;
        (ii) the Trust’s charter documents;
        (iii) the Trust’s by-laws;
        (iv) the Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC;
        (v) the Trust’s registration statement including exhibits, as amended, on Form N-1A (the “Registration Statement”) under the 1933 Act and the 1940 Act, as filed with the SEC;
        (vi) the Trust’s application for an Order of Exemption with respect to the ETF Series and NETS Shares, and the Order of Exemption of the SEC granting the relief requested in the application.
        (vii) opinions of counsel, for information purposes only, regarding the Trust’s securities issuances and auditors’ reports;
        (viii) the Trust’s prospectuses and statement of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectuses and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented (herein called the “Prospectuses”);
        (ix) the Trust’s current and ongoing annual and semi-annual reports; and

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        (x) such other agreements as the Trust may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.
     Upon the Trust’s request, from time to time, Bank shall promptly furnish to the Trust a copy of Bank’s most current SAS 70 report prepared by Bank’s external auditors on Bank’s system of internal accounting controls.
     5. SERVICES PROVIDED.
          Bank shall provide the following services subject to the control, direction and supervision of the Trust’s board and its designated agents and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, charter document and by-laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:
          (i) Transfer Agency Services described in Schedule A to this Agreement;
          (ii) Index Receipt Agent Services described in Schedule B to this Agreement, and
          (iii) such other services in connection with NETS Shares as the parties may mutually agree in writing.
     6. FEES AND EXPENSES.
          (a) As compensation for the services rendered to the Trust pursuant to this Agreement the Trust shall pay Bank the fees as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, routine legal fees related to its services under this Agreement with the prior approval of the Trust or its investment adviser, such out of pocket or incidental expenses not to exceed $5000.00 annually in the aggregate. All fees and expenses are to be billed monthly (unless another period is agreed upon) and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.
          (b) Bank shall render, after the close of each month in which services have been furnished, a statement reflecting all of the fees and expenses for such month (or other agreed upon billing period). Fees and expenses remaining unpaid after thirty (30) days from the date of receipt of the statement shall bear interest, from the date of the statement to the date of repayment to the Trust, at the Federal Funds Rate plus 200 basis points and all costs and expenses of effecting collection of any such sums, including reasonable attorney’s fees, shall be paid by the Trust to Bank. In the event that the Trust

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disputes a fee or fees for a particular billing period and it is determined by the parties that an adjustment of the fees in favor of the Trust is in order, interest shall not be charged on the amount of the fee that is the subject of such adjustment, provided that the adjusted amount due is paid promptly.
          (c) In the event that the Trust is more than sixty (60) days delinquent in payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Trust), this Agreement may be terminated by Bank upon thirty (30) days’ written notice to the Trust. The Trust must notify Bank in writing of any disputed amounts within thirty (30) days of its receipt of the billing for such amounts. Amounts disputed in good faith are not due and payable while they are being investigated.
     7. INSTRUCTIONS.
          (a) The Trust authorizes Bank to accept and act upon any Instructions received by it without inquiry. The Trust will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.
          (b) Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or suspended.
          (c) Bank may (in its sole discretion and without affecting any part of this Section 7) seek reasonable clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon the Instruction if it does not receive clarification or confirmation satisfactory to it. Bank shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation, except to the extent that such delay results from the bad faith or willful misconduct of Bank.
     8. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.
          (a) Bank shall use reasonable care in performing its duties under this Agreement.
          (b) Bank shall be liable to the Trust for its direct damages to the extent they result from Bank’s negligence, bad faith or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances shall Bank be liable for any indirect, special or consequential damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
          (c) Without limiting subsections (a) and (b) above, Bank shall not be responsible for, and the Trust shall indemnify and hold Bank, its officers, employees and

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agents (“Bank Indemnitees”) harmless from and against, any and all Liabilities, incurred by Bank, any of its officers, employees or agents, or the Trust’s agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:
        (i) any and all actions of Bank or its officers, employees or agents required to be taken pursuant to this Agreement;
        (ii) the reasonable reliance on or use by Bank or its officers, employees or agents of information, records, or documents which are received by Bank or its officers, employees or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust or any third party on behalf of the Trust;
        (iii) the Trust’s refusal or failure to comply with the terms of this Agreement or the Trust’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misconduct;
        (iv) the breach of any representation or warranty of the Trust hereunder;
        (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with the Trust, its agents or any investor or reliance by Bank on telephone or other electronic Instructions of any person acting on behalf of the Trust or an investor for which telephone or other electronic services have been authorized so long as such taping or form of recording is in compliance with applicable laws;
        (vi) the reliance by Bank, its officers, employees or agents on any share certificates which are reasonably believed to bear the proper manual or facsimile signature of an officer or agent of the Trust;
        (vii) any delays, inaccuracies, errors in or omissions from information or data provided to Bank by data, corporate action or pricing services, depositories or clearing systems, or securities brokers or dealers;
        (viii) the offer or sale of shares by the Trust in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement;

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        (ix) any failure of the Trust’s registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in the Trust’s Prospectuses;
        (x) the actions taken by the Trust, the Distributor or by the Trust’s investment advisers in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and
        (xi) all actions, omissions, or errors caused by third parties to whom Bank or the Trust have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Trust or the Distributor, or by the Trust’s investment advisers, administrator or sponsor.
           Notwithstanding subsections (a) above, Bank shall have no duty or obligation of reasonable care with respect to any of the activities described in clauses (viii), (ix) (x) or (xi) of this subsection (c).
          (d) The Trust shall defend Bank or, at Trust’s option, settle any claim, demand or cause of action, whether groundless or otherwise, that NETS Shares or any of the services provided herein for the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right, and shall indemnify and hold harmless Bank, its officers, employees and agents against all Liabilities, including court and settlement costs incurred by Bank or any of them as a result of or relating to such claim, demand or cause of action (“Third Party Claim”). Bank shall notify the Trust in writing of any such Third Party Claim, and give the Trust all reasonably necessary information and assistance to defend or settle such Third Party Claim. Bank may participate in the defense or settlement of the Third Party Claim but shall not enter into any settlement with respect to such Third Party Claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld.
          (e) This Section 8 shall survive the termination of this Agreement, regardless of the party that terminated the Agreement or the reason therefor.
     9. TERM. This Agreement shall be subject to the termination provisions set forth in Section 9.1 of the Custody Agreement.
     10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

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     If to the Trust:
Northern Trust Investments, N.A.
50 South LaSalle Street
Chicago, IL 60603
Attention:       Craig Carberry, Secretary
Telephone:     (312) 557-2996
Fax:                  (312) 444-4675
     If to Bank in its capacity as Transfer Agent to:
JPMorgan Chase Bank
1 JPMorgan Intl Plaza/11
14201 Dallas Pkwy, Floor 11
Dallas, TX 75254-2917
Attention:     Melinda Bernal
Telephone:   (469) 477-1578
Fax:               (469) 477-1894
     If to Bank in its capacity as Index Receipt Agent to:
JPMorgan Chase Bank, N.A.
4 New York Plaza 15th Floor
New York, New York 10004
Attention:     Adrian R. Dmytrenko
Telephone:   (212) 623-8630
Fax:               (212) 623-3162
     If to Bank in its capacity as Custodian, as provided for in the Custody Agreement.
     11. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.
     12. FORCE MAJEURE. Bank shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its Transfer Agent, Index Receipt Agent and domestic custody business that it determines from time to time meet reasonable commercial standards. Bank shall have no liability, however, for any damage, loss or expense of any nature that the Trust may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except to the extent that such fraud or forgery is attributed to Bank or to Bank’s employees), malfunction of equipment or software (except to the extent such malfunction is primarily attributable to Bank’s negligence or willful misconduct in selecting, operating or maintaining the equipment or software), failure of or the effect of rules or operations of any

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external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange) provided that Bank has notified the Trust promptly when it becomes aware of a specific occurrence or event and, subject to the circumstances, has used such commercially reasonable efforts as would be expected of a professional transfer agent to resolve the adverse effects of the specific occurrence or event.
     13. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.
     14. ASSIGNMENT. Bank may not assign and delegate this Agreement and its rights and obligations hereunder without the prior written consent of the other party, except that any corporation or banking association into which Bank may be merged or with which Bank may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which Bank shall be a party, or any corporation or banking association succeeding to Bank’s corporate custody business, shall succeed to all Bank’s rights, obligations and immunities hereunder without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.
     16. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of either of the courts specified and to accept service of process to vest personal jurisdiction over them in such courts.
     17. USE OF NAMES; PUBLICITY. The Trust shall not use Bank’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of Bank hereunder, in a manner not approved by Bank in writing prior to such use; provided, however, that Bank shall consent to all uses of its name required by the SEC,

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any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.
     The Bank shall not use the names “NETS” or “Northern” in any offering material, shareholder report, advertisement or other material relating to the Bank, other than for the purpose of merely identifying and describing the functions of the Trust hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.
     The Bank will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust. Neither the Trust nor the Bank will disclose any of the economic terms of this Agreement, except as may be required by law.
     18 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.
     19. HEADINGS. Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.
     20. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, and also including the Custody Agreement to the extent custody services are provided in conjunction with Index Receipt Agent services for NETS Shares, and the Fund Services Agreement to the extent fund accounting and administration services are provided by Bank in conjunction with the Transfer Agency Services for NETS Shares, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein for NETS Shares, whether oral or written.
     21. CONFIDENTIALITY. Bank will not disclose any confidential or proprietary information concerning the business and operation of the Trust and the ETF Series except as is reasonably necessary to provide services to the Trust pursuant to this Agreement, as required by law or regulation, or with the prior written consent of the Trust. The Trust agrees to keep the terms and conditions of this Agreement confidential and, except where disclosure is required by law or regulation, will only disclose it (or any part of it) with the prior written consent of Bank.
     22. SEVERAL OBLIGATIONS OF THE ETF SERIES. This Agreement is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually, and the obligations of this Agreement are not binding upon any of the Trustees, officers or

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shareholders personally but are binding only upon the assets and property of the ETF Series. With respect to the obligations of each ETF Series arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to the assets of the ETF Series to which such obligation relates as though Bank had separately contracted by separate written instrument with respect to each ETF Series, and in no event shall Bank have recourse, by set-off or otherwise, to or against any assets of any other ETF Series.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

NETS TRUST

By	/s/ Michael A. Vardas
Name:	Michael A. Vardas
Title:	President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ellen E. Crane
Name:	Ellen E. Crane
Title:	Executive Director

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AGENCY SERVICES AGREEMENT
SCHEDULE A
TRANSFER AGENCY SERVICES
FOR ETF SERIES
     Following are the transfer agent services that shall be provided by Bank for the Trust in its capacity as Transfer Agent for each ETF Series.
A. Issuance and Redemption of ETF Shares of each ETF Series.
1. Pursuant to such purchase orders that Index Receipt Agent shall receive from the Distributor on behalf of the Trust or other designated agent, Transfer Agent shall register the appropriate number of book entry only NETS Shares in the name of DTC or its nominee as the sole shareholder (the “Shareholder”) for each ETF Series and deliver the shares of the applicable ETF Series in Creation Units on the business day next following the trade date (T+1) to the DTC Participant Account of the Custodian for settlement. It is understood and agreed that Bank, in its capacity as Transfer Agent, Index Receipt Agent or Custodian, shall not be responsible for determining whether any order, if accepted, shall result in the depositor of the Creation Deposit owning or appearing to own eighty percent (80%) or more of the outstanding NETS Shares of such ETF Series.
2. Pursuant to such redemption orders that Index Receipt Agent shall receive from the Distributor on behalf of the Trust or other designated agent of the Trust, Transfer Agent shall redeem the appropriate number of NETS Shares of the applicable ETF Series in Creation Units that are delivered to the designated DTC Participant Account of Custodian for redemption and debit such shares from the account of the Shareholder on the register of the applicable ETF Series.
3. Transfer Agent shall issue NETS Shares of the applicable ETF Series in Creation Units for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of NETS Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent. In issuing NETS Shares of the applicable ETF Series through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are received from the Trust or its agent by the Index Receipt Agent (as set forth in Schedule B, Section A. Subsection 3(b) of this Agreement) concerning the issuance and delivery of such shares for settlement.
4. Transfer Agent shall not issue any NETS Shares for a particular ETF Series where it has received an Instruction from the Trust or written notification

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from any federal or state authority that the sale of the NETS Shares of such ETF Series has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.
5. Upon the issuance of NETS Shares of any ETF Series as provided herein, Transfer Agent shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.
6. NETS Shares of any ETF Series may be redeemed in accordance with the procedures set forth in the Prospectus of the Trust and in the Authorized Participant Agreement and Bank shall duly process all redemption requests.
B. Payment of Dividends and Distributions on NETS Shares of each ETF Series.
1. Bank shall prepare and make payments for dividends and distributions declared by the Trust on behalf of the ETF Series.
2. The Trust or its designated agent identified to Bank (“Agent”) shall promptly notify both the Custodian and the Transfer Agent of the declaration of any dividend or distribution in respect of each ETF Series. The Trust or Agent shall furnish to Bank a statement signed by an Authorized Person: (i) indicating that dividends have been declared on a specific periodic basis and Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which the Shareholder shall be entitled to payment, the total amount payable to the Shareholder and the total amount payable to Bank as Transfer Agent on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by ETF Series, the date of payment thereof, the record date as of which the Shareholder is entitled to payment, and the amount payable per share to the Shareholder as of that date and the total amount payable to Transfer Agent on the payment date. The Trust’s Board of Trustees shall approve the Authorized Persons to provide such information to Bank.
3. Upon its receipt from the Trust or Agent of the information set forth in Subsection 2 immediately above, the Transfer Agent, based upon the amount of NETS Shares outstanding on its books and records, shall calculate the total dollar amount of the dividend or distribution on each ETF Series and notify the Trust or Agent of this amount. The Trust or Agent shall verify this total dollar amount as calculated by the Transfer Agent. Provided the Trust or Agent is in agreement with the Transfer Agent, the Trust or Agent shall instruct the Custodian to place in a dividend disbursing account maintained by the Transfer Agent funds equal to the total cash amount of the dividend or distribution to be paid out in respect of each ETF Series. Should Custodian determine that it does not have sufficient cash in the Custody Account to pay the total amount of the dividend or distribution to the Transfer Agent, Custodian shall advise the Trust and the Trust

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shall either adjust the rate of the dividend or distribution or provide additional cash to Custodian for credit to the dividend disbursing account maintained by Transfer Agent. The Transfer Agent shall credit such dividend or distribution to the account of the Shareholder.
4. Should Transfer Agent not receive from Custodian sufficient cash to make payment as provided in the immediately preceding Subsection, Transfer Agent or Custodian shall notify the Trust, and Transfer Agent shall withhold payment to the Shareholder until sufficient cash is provided to Bank and Bank shall not be liable for any claim arising out of such withholding.
C. Recordkeeping.
1. Bank shall create and maintain such records which the Bank is, or may be, required to create and maintain in accordance with laws, rules and regulations applicable to Bank as a registered transfer agent. All records shall available for inspection and use by the Trust or by the SEC at reasonable times, and Bank agrees to otherwise keep all such books and records confidential. Bank shall maintain such records for at least six years or for such longer period as required by laws, rules and regulations applicable to records solely maintained by Bank.
2. Upon reasonable notice by the Trust, Bank shall make available during regular business hours all records and other data created and maintained by Bank as Transfer Agent for reasonable audit and inspection by the Trust, or any person retained by the Trust.
3. Bank shall record the issuance of NETS Shares of each ETF Series and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of NETS Shares of each ETF Series that are authorized, based upon data provided to Bank by the Trust or the ETF Series, issued and outstanding. Also, Bank shall provide the Trust on a regular basis with the total number of NETS Shares authorized, issued and outstanding in respect of each ETF Series but shall not be responsible for, when recording the issuance of NETS Shares, monitoring the issuance of such shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such shares.
E. Establish Procedures.
Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and Bank. Bank shall have the right to utilize any shareholder accounting and record-keeping systems that, in its reasonable opinion, enables it to perform any services to be performed hereunder.

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AGENCY SERVICES AGREEMENT
SCHEDULE B
INDEX RECEIPT AGENT SERVICES
AND RELATED CUSTODY SERVICES FOR ETF SERIES
     Following are the Index Receipt Agent services that shall be provided by Bank for the Trust in respect of each Fund and their respective ETF Series. Bank shall perform these services as Index Receipt Agent in conjunction with the custody services that are currently provided by Bank, as Custodian, to each Fund under the terms of the Custody Agreement. Bank shall be entitled to all the protective provisions in the Custody Agreement in respect of its duties and its performance as Index Receipt Agent and Custodian for the settlement of purchases and redemptions of Creation Units of each ETF Series. If there are any inconsistencies between the terms of the Custody Agreement and the terms herein with respect to processing, clearance and the settlement of purchase and redemption orders for NETS Shares of each ETF Series the terms herein shall govern.
A. Index Receipt Agent Services.
1. Bank, with the assistance of the Trust, shall make application to NSCC to be the Index Receipt Agent on behalf of the Trust and each ETF Series for the processing, clearance and the settlement of purchase and redemption orders for NETS Shares of each ETF Series and Creation Deposits through the facilities of NSCC and DTC.
2. The Distributor, on behalf of the Trust, shall enter into an Authorized Participant Agreement in the form of Exhibit B hereto with each Authorized Participant, which Bank, in its capacity as Index Receipt Agent, shall acknowledge.
3. In connection with the procedures that may be established from time to time between Bank and the Trust on behalf of each ETF Series for the processing, clearance and settlement of the purchase and redemption of Creation Units through the Clearing Process, Bank shall:
     (a) receive from the Distributor daily, a computer generated file that is in form and substance acceptable to NSCC containing a list of the Deposit Securities for each ETF Series, the Balancing Amount and the Transaction Fee, and transmit the file as received from the Distributor to NSCC;

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     (b) receive from the Distributor on each trade date a computer generated file that is in form and substance acceptable to NSCC and that contains purchase orders from Authorized Participants that have been received and accepted by the Distributor on behalf of the Trust and each ETF Series, for the purchase of Creation Units against delivery of Deposit Securities and a Cash Component; transmit the file of purchase orders as received from the Distributor to NSCC; receive back from NSCC the file of purchase orders enhanced with NSCC generated prices for the Deposit Securities contained in the file and deliver the enhanced file to Custodian for settlement; and, pursuant to such purchase orders, instruct the Transfer Agent to issue the appropriate number of NETS Shares of the applicable ETF Series for deposit to the Custodian’s DTC Participant Account;
     (c) receive from the Distributor on each trade date a computer generated file that is in form and substance acceptable to NSCC and that contains redemption orders from Authorized Participants that have been received and accepted by the Distributor on behalf of the Trust for each Fund; transmit the file of redemption orders as received from the Distributor to NSCC; receive back from NSCC the file of redemption orders enhanced with NSCC generated prices for the Redemption Securities that are in the file and deliver the enhanced file to Custodian for settlement; and, pursuant to such redemption orders, instruct the Transfer Agent to redeem the appropriate number of NETS Shares of the applicable ETF Series in Creation Units and reduce the account of the Shareholder accordingly; and
     (d) at the appropriate times, cause to be paid over to Authorized Participants Balancing Amounts on the purchase or redemption of Creation Units, as instructed by the Distributor or the Trust on behalf of each ETF Series.
4. At such time as NSCC is prepared to accept customized baskets of Deposit Securities or Redemption Securities, receive from the Distributor, from time to time, a computer generated file similar in form and content to the file described in Subsection 3(a) above but containing a customized basket of Deposit Securities or Redemption Securities in respect of one or more of the ETF Series, and transmit the file as received from the Distributor to NSCC.
5. The Trust understands and agrees that all risk associated with the processing, clearance and settlement of the purchase and redemption of NETS Shares, Deposit Securities and Redemption Securities and cash through the Clearing Process shall be that of the Trust and each ETF Series irrespective of whether in effecting such purchases and redemptions for the Trust on behalf of each ETF Series through the Clearing Process, Bank, as a member of NSCC, is acting as principal or as agent; and, in respect hereof, the Trust and each ETF Series, shall be bound by all the rules and procedures of NSCC and DTC as though it were the member or participant of such clearing and settlement systems.

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B. Delivery of Global ETF Series Creation and Redemption Orders.
Purchase and redemption orders for Creation Units for all Global ETF Series will be transmitted to Bank by Distributor on behalf of the Trust on each trading day in the same computer generated files that contain ETF Series purchase and redemption orders (referred to in paragraphs A3(b) and A3(c) above). Each such purchase and redemption order shall contain the CUSIP number of the particular ETF Series. Prior to Bank’s delivery to NSCC of these computer generated files that it has received from Distributor and containing ETF Series trades, Bank shall remove from these files by their identifying CUSIP numbers the Global ETF Series orders at DTC and post these Global ETF Series orders to Bank’s custody system for settlement to the Bank’s designated participant account at DTC.
C. Outside the Clearing Process.
1. The following transactions shall be handled Outside the Clearing Process:
(i)	the settlement of purchase and redemption orders for Global ETF Series;

(ii)	any purchase or redemption of NETS Shares that the Trust, its Distributor or another authorized agent shall instruct Bank to settle Outside the Clearing Process; and

(iii)	any security issue that is part of a Creation Deposit or redemption of NETS Shares and that according to NSCC rules is deemed to be ineligible for the Clearing Process, including securities that are not eligible to be settled through DTC.
2. All such transactions shall be effected by Bank on a delivery versus payment and receipt versus payment basis through DTC and according to DTC’s rules, and the Distributor as agent for the Trust shall provide to Bank the information and terms that are necessary to settle each transaction, including the cash value of each security settlement, unless the Distributor Instruction is that delivery is to be made free of payment; provided, however, that any security that is not DTC eligible shall be settled as a window delivery pursuant to street practice and further provided that all Global ETF Series only settle against payment and not free of payment. All such transactions shall be effected by Bank as Custodian and subject to the terms of the Custody Agreement.
D. Settlement of Cash Component.
Any Cash Component to a particular transaction shall be handled over the funds transfer wire (Fedwire) or as part of Bank’s overall daily net cash settlement at DTC.

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E.	Creation Deposits through the Clearing Process: Allocation of Fails; Posting of Accounts.
1. The Trust recognizes that fails to receive (including partial fails) may occur from time to time with respect to one or more of the security issues in a basket of Deposit Securities settled through the Clearing Process. The Trust acknowledges and agrees that, whenever a fail to receive shall occur on a settlement date, Bank shall book to a single control account maintained for all funds for which Bank provides Index Receipt Agent services (the “Control Account”), the quantity of the security that it failed to receive (each such fail a “short receive position”) and the cash value of that short position that it receives from NSCC (and that NSCC, pursuant to its rules, marks to market daily) pending settlement. Bank shall not post to any ETF Series account any cash that it receives from NSCC on a short receive position pending settlement.
2 Bank shall make available to the Trust a daily listing of all short receive positions that are in the Control Account and that relate to any ETF Series. Bank will allocate daily, on a pro-rata or other basis deemed by it to be fair and equitable, short receive positions in the same security that is common to the securities accounts of such ETF Series and to the securities accounts of such other funds for whom Bank is acting as Index Receipt Agent. The Trust agrees that any such allocation shall be conclusive on the Trust and the affected ETF Series. When the Deposit Securities that are subject of the short receive positions are received by Bank, they will be credited by Bank on a FIFO basis to the custody accounts of the applicable funds. Bank shall not process a securities transaction in a security having a short receive position in the Control Account to the extent the Trust does not have a sufficient quantity of that security in its ETF Series accounts with Bank to settle the transaction. Custodian shall post Deposit Securities to the applicable ETF Series custody accounts on a contractual settlement basis pursuant to the terms of the Custody Agreement.
3 Should a short receive position in a security remain in the Control Account for two (2) or more NSCC business days, Bank, on notice and consultation with Trust, may elect to exercise NSCC’s buy-in rules with respect to that short position. If an ETF Series needs to sell a short security in its account, the Trust may request that Bank exercise a buy-in of the short security under applicable NSCC rules.
F. Redemptions through the Clearing Process: Delivery Fails; Posting of Cash.
1. The Trust recognizes that on the redemption of Creation Units of an ETF Series through the Clearing Process Bank, on behalf of the applicable ETF Series, is obligated to deliver to NSCC on the settlement date the required type and amount of Redemption Securities to redeem the Creation Units of the applicable ETF Series. It shall be the responsibility of the Trust and each ETF Series to

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maintain in the custody account the required type and amount of Redemption Securities for the redemption of Creation Units of each ETF Series. Should the custody account of an ETF Series for any reason (for example, through the Trust’s participation in a securities lending program on behalf of the ETF Series) have a short position in respect of any of the securities issues comprising the basket of Redemption Securities (a “short delivery position”) with the result that, on settlement date, Bank is unable to deliver a sufficient quantity of the Redemption Securities to NSCC, the Trust acknowledges that Bank shall be obligated under NSCC’s rules to fund the short delivery position with cash pending delivery of the quantity of securities needed to cover the short delivery position. Bank shall be entitled to charge to the account of the applicable ETF Series the amount of cash needed to cover the short delivery position. In the event that Bank advances its own funds to cover an ETF Series short delivery position, Bank, in its discretion, may charge the applicable ETF Series interest on the amount of the advance at the rate that Bank charges for advances of a similar nature to similar customers of Bank, unless Bank and the Trust have mutually agreed in writing upon another rate.
2. In the event that Bank shall have advanced its own funds to cover a short delivery position at NSCC for an ETF Series, Bank shall have, to the extent of the amount of the advance, a security interest in the securities that remain in the ETF Series custody account and Bank shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. Nothing herein or in the Custody Agreement shall be construed to mandate that Bank, acting as Index Receipt Agent for the Trust and each ETF Series, effect redemptions of Creation Units where Bank, acting in good faith, believes that it may not be repaid an advance by the Trust or the ETF Series or otherwise not receive from the ETF Series delivery of the Redemption Securities that are the subject of a short delivery position.
G. Establish Procedures.
The Trust and Bank, from time to time, may establish written procedures for the processing and settlement and related activities effected for NETS Shares of each ETF Series through the Clearing Process and Outside the Clearing Process.

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AGENCY SERVICES AGREEMENT
EXHIBIT A
LIST OF ETF SERIES
NETS™ S&P/ASX 200 Index Fund (Australia)

NETS™ BEL 20® Index Fund (Belgium)

NETS™ Hang Seng China Enterprises Index Fund

NETS™ CAC40® Index Fund (France)

NETS™ DAX® Index Fund (Germany)

NETS™ Hang Seng Index Fund (Hong Kong)

NETS™ ISEQ 20® Index Fund (Ireland)

NETS™ TA-25 Index Fund (Israel)

NETS™ S&P/MIB Index Fund (Italy)

NETS™ TOPIX Index Fund (Japan)

NETS™ FTSE Bursa Malaysia 100 Index Fund

NETS™ AEX-index® Fund (The Netherlands)

NETS™ PSI 20® Index Fund (Portugal)

NETS™ RTS Index Fund (Russia)

NETS™ FTSE Singapore Straits Times Index Fund

NETS™ FTSE/JSE Top 40 Index Fund (South Africa)

NETS™ TAIEX Index Fund

NETS™ FTSE SET 30 Index Fund (Thailand)

NETS ™ FTSE 100 Index Fund (United Kingdom)

NETS™ Dow Jones Wilshire Global ex-US Index Fund

NETS™ Dow Jones Wilshire Global Total Market Index Fund

NETS™ Tokyo Stock Exchange REIT Index Fund

AGENCY SERVICES AGREEMENT
EXHIBIT B
AUTHORIZED PARTICIPANT AGREEMENT
NETS TRUST
FORM OF AUTHORIZED PARTICIPANT AGREEMENT
This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and [                    ] (the “Participant”) and is subject to acceptance by JPMorgan Chase Bank, N.A. (the “Index Receipt Agent”) as index receipt agent for NETS Trust (the “Trust”).
The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”
The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust’s current prospectuses and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-147077; Investment Company Act of 1940 Registration No. 811-22140) and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.
Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC.
To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing

Amount”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Securities and the Balancing Amount together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.
This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.
The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:
1. STATUS OF PARTICIPANT
(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in paragraph 2 and the AP Handbook. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.
(b) The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.
(d) The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the Prospectuses.) Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and you should consult legal counsel if you are uncertain of your status. Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.
2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS
(a) All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures as described in the AP Handbook. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the purchase and redemption of Creation Units, which includes use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor and the Trust have and reserve the right, in their sole discretion without notice, to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.
(c) When making a Redemption Order, the Participant understands and agrees that in the event Fund Shares are not transferred to the Fund in accordance with the terms of the Fund Documents, such Redemption Order may be rejected by the Fund and the Participant will be solely responsible for all costs and losses and fees incurred by the Fund, the Index Receipt Agent or the Distributor related to such rejected Redemption Order.
3. AUTHORIZATION OF INDEX RECEIPT AGENT
With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.
4. MARKETING MATERIALS AND REPRESENTATIONS.
The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those contained in the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Fund Shares with other products and are not used for purposes of marketing Fund Shares and (ii) for internal use by the Participant.
5. TITLE TO SECURITIES; RESTRICTED SHARES
The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.
6. BALANCING AMOUNT
The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the

Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.
7. ROLE OF PARTICIPANT
(a) The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.
(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.
(c) The Participant agrees to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.
(d) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

(e) The Participant understands that under the terms of [applicable Listing Exchange rule], the [Listing Exchange] requires that members, including Equity Permit Holders and Market Makers, provide to all purchasers of Fund Shares a written description of the terms and characteristics of such securities, in a form prepared by the open-end management investment company issuing such securities, not later than the time a confirmation of the first transaction in such series is delivered to such purchaser. In addition, members shall include a written description with any sales material relating to Fund Shares that is provided to customers or the public. Any other written materials provided by a member to customers or the public making specific reference to a Fund of the Trust as an investment vehicle must include a statement in substantially the following form: “A circular describing the terms and characteristics of Fund Shares has been prepared by the Trust and is available from your broker or the [Listing Exchange]. It is recommended that you obtain and review such circular before purchasing Fund Shares. In addition, upon request you may obtain from your broker a prospectus for Fund Shares.” Such other written materials provided by a member to customers or the public shall include all other necessary and appropriate disclosures. A Participant who is a [Listing Exchange] member carrying an omnibus account for a non-member broker-dealer is required, if appropriate, to inform such non-member that the execution of an order to purchase Fund Shares for such omnibus account will be deemed to constitute agreement by the non-member to make such written description available to its customers on the same terms as are directly applicable to members under this Rule.
(f) The Participant further represents that its anti-money laundering program (“AML Program”) is maintained consistent with all applicable federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the SEC, and that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.
8. AUTHORIZED PERSONS OF THE PARTICIPANT
(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds,

with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Index Receipt Agent and such notice shall be effective upon receipt by the Funds.
(b) The Distributor shall issue to the Participant a unique personal identification number (“PIN Number”) by which the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If the Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor. If for some reason, the Participant’s PIN number is compromised, the Participant shall contact the Distributor immediately in order for a new one to be issued.
(c) The Distributor shall assume that all instructions issued to it using the Participant’s PIN Number have been properly placed, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.
9. REDEMPTIONS
(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940.
(b) The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.
(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.
10. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351
(a) The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended.
(b) The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.”
(c) A Fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.
11. OBLIGATIONS OF PARTICIPANT
(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.
(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”) due to ownership of Fund Shares.
(d) The Participant agrees that it will meet Distributor’s written creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards. Participant agrees that it will be subject to various tests performed by Distributor to determine if the Participant is in compliance with the Distributor’s written creditworthiness standards and agrees to comply with all requests for information in order to permit the Distributor to perform such tests.
12. INDEMNIFICATION
Section 12 shall survive the termination of this Agreement.
(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.
(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.
(c) The Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index.
13. INFORMATION ABOUT DEPOSIT SECURITIES
The Trust’s investment adviser, Northern Trust Investments, N.A. (the “Advisor”) will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.
14. RECEIPT OF PROSPECTUS BY PARTICIPANT
The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.
15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS
The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, [___], and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.
By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.
16. CONSENT TO RECORDING OF CONVERSATIONS
By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.
17. NOTICES
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.
18. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT
(a) This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for business.
(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.
(c) This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 17 above. If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

19. TRUST AS THIRD PARTY BENEFICIARY
The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.
20. INCORPORATION BY REFERENCE
The Participant acknowledges receipt of the Prospectuses and AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.
21. GOVERNING LAW
This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.
22. COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.
DATED:

Foreside Fund Services, LLC
By:
Name:
Title:
	Address:	Two Portland Square Portland, Maine 04101
Telephone:
Facsimile:
Telex:

[Name of Participant]

By:
Name:
Title:
Address:
Telephone:
Facsimile:
Telex:
E-mail:

ACCEPTED BY: JPMorgan Chase Bank, N.A., as Index Receipt Agent

By:
Name:
Title:
Address:
Telephone:
Facsimile:
Telex:

ANNEX I
CREATION UNIT SIZE FOR FUND SHARES
Shares per Creation Unit

NETS™ Fund	Shares per Creation Unit
NETS™ S&P/ASX 200 Index Fund (Australia)
NETS™ BEL 20® Index Fund (Belgium)
NETS™ Hang Seng China Enterprises Index Fund
NETS™ CAC40® Index Fund (France)
NETS™ DAX® Index Fund (Germany)
NETS™ Hang Seng Index Fund (Hong Kong)
NETS™ ISEQ 20® Index Fund (Ireland)
NETS™ TA-25 Index Fund (Israel)
NETS™ S&P/MIB Index Fund (Italy)
NETS™ TOPIX Index Fund (Japan)
NETS™ FTSE Bursa Malaysia 100 Index Fund
NETS™ AEX-index® Fund (The Netherlands)
NETS™ PSI 20® Index Fund (Portugal)
NETS™ RTS Index Fund (Russia)
NETS™ FTSE Singapore Straits Times Index Fund
NETS™ FTSE/JSE Top 40 Index Fund (South Africa)
NETS™ TAIEX Index Fund
NETS™ FTSE SET 30 Index Fund (Thailand)
NETS™ FTSE 100 Index Fund (United Kingdom)
NETS™ Dow Jones Wilshire 4500 Index Fund
NETS™ Dow Jones Wilshire Global ex-US Index Fund
NETS™ Dow Jones Wilshire Global Total Market Index Fund
NETS™ Tokyo Stock Exchange REIT Index Fund
ANNEX II
FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

          The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.
For each Authorized Person:
Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:
Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:
          The undersigned [name], [title], [company] does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Foreside Fund Services, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:
Date:
Name:
	Title:	[Participant’s] Secretary or Other Duly Authorized Officer

17